Exhibit 32.1

Certification of Chairman, CEO and CFO Pursuant to
18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 10-K of World Wrestling Entertainment, Inc. for the year  ended April 30, 2006 as filed with the Securities and Exchange Commission on the date hereof  (the “Report”), Vincent K. McMahon as Chairman of the Board and co-principal executive officer of the Company, Linda E. McMahon as Chief Executive Officer and co-principal executive officer of the Company, Michael Sileck as Chief Financial Officer, and Frank G. Serpe as Senior Vice President, Finance / Chief Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of  his or her knowledge:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

By:	/s/ Vincent K. McMahon

Vincent K. McMahon
Chairman of the Board
(co-principal executive officer)

June 23, 2006

By:	/s/ Linda E. McMahon

Linda E. McMahon
Chief Executive Officer
(co-principal executive officer)

June 23, 2006

By:	/s/ Michael Sileck

Michael Sileck
Chief Financial Officer

June 23, 2006

By:	/s/ Frank G. Serpe

Frank G. Serpe
Senior Vice President, Finance / Chief Accounting Officer

June 23, 2006